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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12 or §240.14a-12
Vari-Lite International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(2)	Form, Schedule or Registration Statement No.:
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Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held at 9:00 a.m. local time, on Friday, March 7, 2003, at the offices of Gardere Wynne Sewell LLP located at 3000 Thanksgiving Tower, 1601 Elm Street, 30th Floor, Dallas, Texas 75201. A Notice of Annual Meeting, Proxy Statement and form of proxy card are enclosed. In order to reduce costs, the Company's 2002 Annual Report is included as part of this document. At this meeting you will be asked to:

  (i)
  Elect two Class III directors to serve until the annual meeting of stockholders to be held in 2006;

  (ii)
  Approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Vari-Lite International, Inc." to "VLPS Lighting Services International, Inc."; and

  (iii)
  Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        It is important that your shares be represented at the meeting. Whether or not you expect to attend the meeting in person, however, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience.

                      Very truly yours,

                      H. R. BRUTSCHÉ III
                       Chairman of the Board

Dallas, Texas
January 28, 2003

VARI-LITE INTERNATIONAL, INC.
201 Regal Row
Dallas, Texas 75247

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2003

        The Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), will be held at the offices of Gardere Wynne Sewell LLP located at 3000 Thanksgiving Tower, 1601 Elm Street, 30th Floor, Dallas, Texas 75201, on Friday, March 7, 2003, at 9:00 a.m. local time, for the following purposes:

  1.
  To elect two Class III directors to serve until the annual meeting of stockholders to be held in 2006;

  2.
  To approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Vari-Lite International, Inc." to "VLPS Lighting Services International, Inc."; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on January 15, 2003 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available at the meeting for examination by any stockholder and at least 10 days prior to the meeting at the office of the Secretary of the Company.

        Whether or not you plan to attend the meeting, please date, execute and promptly return the enclosed proxy card to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person.

                      By Order of the Board of Directors

                      Jerome L. Trojan III
                       Secretary

Dallas, Texas
January 28, 2003

VARI-LITE INTERNATIONAL, INC.
201 Regal Row
Dallas, Texas 75247

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 7, 2003

        This Proxy Statement is furnished to stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on March 7, 2003 (the "Annual Meeting"). Shares represented by proxy cards in the form enclosed will be voted at the Annual Meeting if the proxy card is properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder may revoke a proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy card or by attending the meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. This Proxy Statement and the enclosed proxy card form are first being sent to stockholders on or about January 30, 2003.

ACTION TO BE TAKEN AT MEETING

        The shares represented by proxy cards will be voted according to the instructions indicated therein when stockholders have appropriately specified how their shares represented thereby should be voted. Unless the stockholder otherwise specifies therein, the shares represented by his proxy card will be voted (i) FOR the election as Class III directors of the nominees listed under "Election of Directors," (ii) FOR the approval of a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Vari-Lite International, Inc." to "VLPS Lighting Services International, Inc." and, (iii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting. The Board of Directors does not know of any such other matter or business.

PERSONS MAKING THE SOLICITATION

        The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and regular officers and employees of the Company.

OUTSTANDING CAPITAL STOCK

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 15, 2003. At the close of business on that date the Company had 7,845,167 shares of Common Stock, $0.10 par value per share ("Common Stock"), issued and 7,800,003 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

        The following table sets forth, as of January 15, 2003, the number of shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers for services rendered for the fiscal year ended September 30, 2002 (collectively, the "Named Executive Officers") and (4) all current directors and executive officers as a group:

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percentage
H. R. Brutsché III(2)	744,436	9.5%
James H. Clark, Jr.(3)	656,236	8.4%
John D. Maxson(4)	724,840	9.3%
John R. Rettberg(5)	14,000	*
William C. Scott(5)	56,500	*
J. Anthony Smith(6)	758,944	9.7%
J. R. K. Tinkle(7)	4,000	*
Anthony G. Banks(6)	758,936	9.7%
Philip D.C. Collins(6)	758,940	9.7%
Michael J.C.C. Rutherford(6)	758,936	9.7%
Richard W. Bratcher, Jr.(8)	33,100	*
Fuminori Kobayashi(5)	5,000	*
T. Clay Powers(9)	88,119	1.1%
Robert Schacherl (10)	6,000	*
Jerome L. Trojan III(11)	66,982	*
All current directors and executive officers as a group (12 persons)(12)	3,105,906	39.8%

*
Less than one percent.
(1)
Except as otherwise indicated, each person named above has sole voting power and investment power with respect to such Common Stock.
(2)
Includes 45,164 shares held by Brutsché Family Trust, a trust of which Brown Brothers Harriman & Co. ("BBH") serves as trustee, 15,900 shares held by Mr. Brutsché's wife and 9,421 shares held by the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP") for the benefit of Mr. Brutsché. Mr. Brutsché disclaims beneficial ownership of the shares held by Brutsché Family Trust and his wife. Mr. Brutsché's address is 201 Regal Row, Dallas, Texas 75247.
(3)
Includes 616,157 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, 12,500 shares held by the James H. and Carolyn Clark Charitable Remainder Unitrust and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares held by the James H. and Carolyn Clark Charitable Remainder Unitrust and his wife. Mr. Clark's address is 3738 Oak Lawn, Suite 102, Dallas, Texas 75219.
(4)
Includes 50,731 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares held by the trust. Mr. Maxson's address is 2811 Eisenhower Dr., Carrollton, Texas 75007.
(5)
Includes 4,000 shares issuable upon exercise of stock options exercisable within 60 days.

(6)
The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 392,584 shares, 392,584 shares, 392,584 shares and 392,588 shares held by Independent Trustees (Jersey) Ltd., Re: G45 ("G45"), Independent Trustees (Jersey) Ltd., Re: G46 ("G46"), Independent Trustees (Jersey) Ltd., Re: G47 ("G47") and Independent Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. Ashtray Music Ltd. holds 292,059 shares that are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 74,293 shares, 74,297 shares, 74,293 shares and 74,297 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares. The address of Messrs. Banks, Collins and Rutherford is Alfred House, 3rd Floor, 23/24 Cromwell Place, London SW7 2LD England. The address of Mr. Smith is 25 Ives Street, London SW3 2ND England.
(7)
Represents 4,000 shares issuable upon exercise of stock options exercisable within 60 days.
(8)
Includes 6,836 shares held by the ESOP for the benefit of Mr. Bratcher and 22,500 shares issuable upon exercise of stock options within 60 days.
(9)
Includes 9,029 shares held by the ESOP for the benefit of Mr. Powers and 69,000 shares issuable upon exercise of stock options exercisable within 60 days.
(10)
Represents 6,000 shares issuable upon exercise of stock options exercisable within 60 days.
(11)
Includes 1,200 shares held by Mr. Trojan's wife, 6,582 shares held by the ESOP for the benefit of Mr. Trojan and 46,300 shares issuable upon exercise of stock options exercisable within 60 days. Mr. Trojan disclaims beneficial ownership of the shares held by his wife.
(12)
Includes 27,825 shares held by the ESOP for the benefit of some of such persons and 123,800 shares issuable upon exercise of stock options exercisable within 60 days.

QUORUM AND VOTING

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions are included in vote totals and, as such, will have the same effect on each proposal, other than the election of directors, as a negative vote. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. Broker non-votes are not included in vote totals and, as such, will have no effect on any proposal. The holders of outstanding Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. Under Delaware law and the Company's Certificate of Incorporation, an amendment to the Company's Certificate of Incorporation cannot be adopted without the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Common Stock outstanding and entitled to vote. All other matters that properly come before the Annual Meeting must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Two Class III directors are to be elected at the Annual Meeting for a term expiring at the annual meeting of stockholders to be held in 2006 or until their successors are duly elected and qualified. Set forth below is certain information concerning the persons nominated for election as directors of the Company.

The Board of Directors recommends a vote FOR the election of these nominees.

CLASS III NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2006:

H. R. Brutsché III

        H. R. Brutsché III, 58, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception. Mr. Brutsché has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessors since 1980 and as President of the Company since November 2002. Mr. Brutsché also serves as Chairman of the Board, Chief Executive Officer and President of VLPS Lighting Services, Inc., ("VLPS") formerly known as Vari-Lite, Inc.

J. Anthony Smith

        J. Anthony Smith, 58, has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of various Company subsidiaries. Mr. Smith has been the owner of Tony Smith Personal Management, a professional manager of musicians, since August 2002, and Ives Street Developments Limited, a property management company, for more than ten years. Mr. Smith was the Managing Director of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 25 years.

        The present directors of the Company whose terms will expire after 2003 are as follows:

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2004:

John D. Maxson

        John D. Maxson, 62, is one of the founders of the Company and has served as a director of the Company and its subsidiaries since their inception. Mr. Maxson served, for more than 25 years, as Chairman of the Board of Woosch, Inc. ("Woosch"), formerly known as Showco, Inc., which was dissolved in September 2002, and served as Chairman of IGNITION! Creative Group, Inc. since its inception in September 1994 until its dissolution in September 2002.

William C. Scott

        William C. Scott, 68, has been a director of the Company since March 2001. From 1999 to the present, Mr. Scott has been engaged in personal investment activities. Mr. Scott was the Chairman and Chief Executive Officer of Panavision Inc., a designer and manufacturer of high precision film camera systems for the motion picture and television industries, from 1988 to 1999. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc., a manufacturer of industrial products. Prior to 1972, Mr. Scott was a Group Vice President of Cordura Corporation, a business information company, for three years and Vice President of Booz, Allen & Hamilton, a management consulting firm, for five years. He is also a director of Edison Control Corporation, a designer, manufacturer and distributor of concrete pumping systems and accessories.

J. R. K. Tinkle

        J. R. K. Tinkle, 62, has been a director of the Company since March 2001. From 1999 to the present, Mr. Tinkle has been engaged in personal investment activities. From 1984 to 1999, Mr. Tinkle was Chairman and Chief Executive Officer of Air Florida, Inc., a passenger airline provider, and its successor, Phoenix Ventures, Inc., a venture capital company.

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2005:

James H. Clark, Jr.

        James H. Clark, Jr., 66, has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and is a director of various Company subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988.

John R. Rettberg

        John R. Rettberg, 65, has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee, Omnibus Committee and Audit Committee. Mr. Rettberg joined the Northrop Grumman Corporation, an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing, in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. From 1995 to 2002, Mr. Rettberg served as a consultant to Northrop Grumman. Mr. Rettberg is also a director of J.P. Morgan-Fleming Asset Management, a manager of mutual funds, and Enalasys Corporation, a company in partnership with Honeywell International Inc. that provides technology for the diagnosis and online monitoring of energy efficiency.

MANAGEMENT

Executive Officers and Directors

        The executive officers and directors of the Company are as follows:

Name	Position
H. R. Brutsché III	Chairman of the Board, President and Chief Executive Officer of the Company
James H. Clark, Jr.	Director of the Company
John D. Maxson	Director of the Company
John R. Rettberg	Director of the Company
William C. Scott	Director of the Company
J. Anthony Smith	Director of the Company
J. R. K. Tinkle	Director of the Company
Tracy E. Key	Vice President and Corporate Controller of the Company
Fuminori Kobayashi	President and Representative Director of Vari-Lite Asia, Inc. ("Vari-Lite Asia")
Edward Pagett	General Manager of Vari-Lite Europe, Ltd.
Janis C. Pestinger	Assistant Secretary of the Company and Vice President—Administration and Assistant Secretary of VLPS
Jerome L. Trojan III	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary of the Company

        Information concerning the business experience of Messrs. Brutsché, Clark, Maxson, Rettberg, Scott, Smith and Tinkle is provided under "Election of Directors."

        Tracy E. Key, 41, has served as Vice President and Corporate Controller of the Company since August 1999. From April 1998 to August 1999, Ms. Key served as Vice President and Controller of International Operations of the Company. From January 1997 to April 1998, Ms. Key served as Controller of International Operations of the Company. Prior to January 1997, Ms. Key served as Manager of Financial Planning and Reporting of the Company since August 1993. From June 1990 to August 1993, Ms. Key served in various financial positions within the Corporate and International Divisions of Occidental Chemical Corp., a division of Occidental Petroleum Corporation.

        Fuminori Kobayashi, 60, has served as Representative Director (the equivalent of chief executive officer) of Vari-Lite Asia since July 1998 and as its President since October 1998. Mr. Kobayashi previously served as a Vice President of Vari-Lite Asia since August 1997. From 1996 to June 1997, Mr. Kobayashi served as General Manager to the Managing Director of the International Marketing Division of Kenwood Corporation ("Kenwood"), and from April 1994 to 1996 served as Kenwood's General Manager of the International Logistics Department in Japan. Kenwood specializes in home and car audio products, test and measuring equipment and telephone and communications equipment. From September 1989 to March 1994, Mr. Kobayashi was the President and Representative Director of Kenwood Electronics France S.A., a wholly owned subsidiary of Kenwood in Japan.

        Edward Pagett, 41, has been General Manager of Vari-Lite Europe, Ltd. since August 1999. From March 1998 to August 1999, Mr. Pagett served as Director of Sales and Marketing for Vari-Lite Europe, Ltd. From November 1995 to March 1998, Mr. Pagett served as European Leasing Manager for Vari-Lite Europe, Ltd. From June 1984 to November 1995, Mr. Pagett served in a variety of positions with Strand Lighting, a lighting manufacturer, including Project Manager, Product Manager and Business Development Manager.

        Janis C. Pestinger, 51, has been Assistant Secretary of the Company since May 1993. Ms. Pestinger also has served as Vice President—Administration and Assistant Secretary of VLPS since May 1993 and

December 1992, respectively, and for more than three years prior to December 1993 as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with VLPS since 1979 and with Woosch from 1979 until its dissolution in September 2002.

        Jerome L. Trojan III, 37, has served as Vice President—Finance, Chief Financial Officer and Secretary of the Company since August 1999. Mr. Trojan has also served as Vice President—Finance, Chief Financial Officer, Treasurer and Secretary of VLPS since August 1999 and of Woosch from August 1999 until its dissolution in September 2002. From April 1998 until August 1999, Mr. Trojan was Vice President—Corporate Development of the Company, and he has served as Treasurer of the Company since January 1997. Prior to that, he served as Manager—Financial Analysis since joining the Company in May 1995. From November 1993 to May 1995, Mr. Trojan served as the Manager of Financial Analysis and Accounting for Heartland Capital Partners, LLP, a private venture capital fund. From January 1989 to October 1993, Mr. Trojan served in various positions with Deloitte & Touche LLP, including Audit Manager immediately prior to his departure.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation paid to the Company's Named Executive Officers for services rendered to the Company during each of the three fiscal years ended September 30, 2002.

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
Annual Compensation
Securities Underlying Options/SARs (#)(1)
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation($)				All Other Compensation($)
H. R. Brutsché III Chairman of the Board, President and Chief Executive Officer of the Company	2002 2001 2000	$ $ $	486,247 519,258 519,228	$	— 142,503 —	$ $ $	41,750 83,500 83,500	(2) (2) (2)	— — —	$ $ $	403,723 49,993 49,287	(3) (3) (3)
Richard W. Bratcher, Jr. Former Vice President—Customer Service of VLPS(4)	2002 2001 2000	$ $ $	139,592 136,595 128,431	$	— 55,533 —		— — —		— 10,000 10,000	$ $	— 6,409 6,483	(5) (5)
Fuminori Kobayashi President and Representative Director of Vari-Lite Asia	2002 2001 2000	$ $ $	146,143 152,826 163,044	$	— 12,636 —		— — —		— 10,000 —	$	— — 2,185	(6)
T. Clay Powers Former President and Chief Operating Officer of the Company(7)	2002 2001 2000	$ $ $	281,050 270,310 250,058	$	— 80,958 —		— — —		— 25,000 —	$ $	— 7,931 7,314	(8) (8)
Robert Schacherl Former Vice President—Sales and Marketing of VLPS(9)	2002 2001 2000	$ $	181,214 39,851 —	$	— 20,000 —		— — —		— 30,000 —	$ $	24,000 4,000 —	(10) (10)
Jerome L. Trojan III Vice President—Finance, Chief Financial Officer, Treasurer and Secretary of the Company	2002 2001 2000	$ $ $	186,129 169,129 130,090	$ $	— 50,899 10,000		— — —		— 25,000 —	$ $ $	8,244 7,994 6,621	(11) (11) (11)

(1)
Options to acquire shares of Common Stock.
(2)
These amounts were paid to Mr. Brutsché pursuant to the Deferred Compensation Agreement (as hereinafter defined). The Deferred Compensation Agreement was terminated effective June 30, 2002. See "Executive Compensation—Director Compensation."
(3)
These amounts include $395,978 in the fiscal year ended September 30, 2002 for the assignment to Mr. Brutsche' of the Company's right to be reimbursed for the premiums paid under the Policies (as hereinafter defined); $3,887 and $3,729 in the fiscal years ended September 30, 2001 and 2000, respectively, which were paid on behalf of Mr. Brutsché for the Policies pursuant to the Split-Dollar Agreements (as hereinafter defined); $22,525 for a term life insurance policy maintained on the life of Mr. Brutsché for each of fiscal 2001 and fiscal 2000; $15,685 and $15,683 which were paid to reimburse Mr. Brutsché for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy in fiscal 2001 and fiscal 2000, respectively; $5,000, $4,250 and $4,250 which were contributed by the Company on behalf of Mr. Brutsché to the Company's 401(k) plan in fiscal 2002, fiscal 2001 and fiscal 2000, respectively; and $3,645 (estimated), $3,645 and $3,100 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsché in fiscal 2002, fiscal 2001 and fiscal 2000, respectively. Effective June 30, 2002, the Company assigned all of its rights and obligations under the Split-Dollar Agreements with Mr. Brutsché, including its obligation to pay future premiums on the Policies and the Company's interest in the collateral assignment of death benefits under the Policies, to Mr. Brutsché or his designees. See "Executive Compensation—Employment Agreements."

(4)
Mr. Bratcher's employment with the Company terminated on November 18, 2002. Prior to his departure, Mr. Bratcher served as Vice President—Customer Service of VLPS.
(5)
This amount includes $3,415 and $4,276, which were contributed by the Company on behalf of Mr. Bratcher to the Company's 401(k) plan in the fiscal years ended September 30, 2001 and 2000, respectively; and $2,994 and $2,206 worth of Common Stock held in the ESOP which was allocated to Mr. Bratcher in fiscal 2001 and fiscal 2000, respectively.
(6)
This amount includes the value of Common Stock held in the Vari-Lite International, Inc. Employees' Stock Equivalence Plan (which such Plan was terminated effective December 31, 2000) which was allocated to Mr. Kobayashi.
(7)
Mr. Powers' employment with the Company terminated on November 18, 2002. Prior to his departure, Mr. Powers served as President and Chief Operating Officer of the Company.
(8)
These amounts include $4,250 and $4,250 which were contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan in the fiscal years ended September 30, 2001 and 2000, respectively; and $3,681 and $3,064 worth of Common Stock held in the ESOP which was allocated to Mr. Powers in fiscal 2001 and fiscal 2000, respectively.
(9)
Mr. Schacherl's employment with the Company terminated on November 18, 2002. Prior to his departure, Mr. Schacherl served as Vice President—Sales and Marketing of VLPS.
(10)
These amounts were paid to Mr. Schacherl by the Company during the years ended September 30, 2002 and 2001 to reimburse him for housing expenses.
(11)
These amounts include $4,500, $4,250 and $4,250 which were contributed by the Company on behalf of Mr. Trojan to the Company's 401(k) plan in the fiscal years ended September 30, 2002, 2001 and 2000, respectively; and $3,744 (estimated), $3,744 and $2,371 worth of Common Stock held in the ESOP which was allocated to Mr. Trojan in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

Summary of Option Grants

        No options were granted to the Named Executive Officers of the Company during the 2002 fiscal year.

        The following table provides information on the stock options that the Named Executive Officers held at September 30, 2002:

Name	Number of Securities underlying unexercised options at fiscal year-end (#) Exercisable/ Unexercisable	Value of unexercised in-the-money options at fiscal year-end ($)* Exercisable/ Unexercisable
H. R. Brutsché III	—	—
Richard W. Bratcher, Jr.	16,000/16,500	$190/$760
Fuminori Kobayashi	2,000/8,000	$190/$760
T. Clay Powers	58,000/47,000	$3,325/$3,800
Robert Schacherl	6,000/24,000	$120/$480
Jerome L. Trojan III	39,800/38,700	$2,755/$3,420

*
Based on the closing price of the Common Stock on the Nasdaq Stock Market on September 30, 2002 of $1.22 per share.

Director Compensation

        All of the Company's directors, except for Mr. Brutsché, received fees for serving on the Board of Directors and its Committees during the fiscal year ended September 30, 2002. For the fiscal year ended September 30, 2002, Messrs. Clark and Maxson were each paid an annual fee of $77,252 for serving on the Board of Directors and the Executive Committee. For the fiscal year ended September 30, 2002, Mr. Smith was paid an annual fee of $59,251 for serving on the Board of Directors and the Compensation Committee. For the fiscal year ended September 30, 2002, Messrs. Rettberg, Scott and Tinkle were each paid $30,000 for serving on the Board of Directors and the Omnibus, Audit and Compensation Committees. All fees were paid monthly.

        During the year ended September 30, 2002, the Company paid to each of Messrs. Brutsché, Clark, Maxson and Smith $41,750 pursuant to a Deferred Compensation Agreement (the "Deferred Compensation Agreement") entered into by the Company and each of them. Each of the Deferred Compensation Agreements was terminated, effective June 30, 2002. As of July 1, 1995, pursuant to the Deferred Compensation Agreement, the Company agreed to pay each of Messrs. Brutsché, Clark, Maxson and Smith $167,000 annually for six years, payable monthly. Effective November 2, 1998, each of the Deferred Compensation Agreements was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments were due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, each of the Deferred Compensation Agreements was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which was equal to one-half of the then current monthly payment, and to extend the period during which the payments were due and owing from December 31, 2003 to December 31, 2005. Thus, before its termination, the Deferred Compensation Agreement, as amended, obligated the Company to pay each of Messrs. Brutsché, Clark, Maxson and Smith $41,750 annually from January 1, 2002 to December 31, 2005.

        As of March 31, 1994, the Company, VLPS and Woosch entered into Compensation Continuation Agreements with each of Messrs. Brutsché, Clark and Maxson pursuant to which the Company, VLPS and Woosch each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death. The Compensation Continuation Agreement with Woosch automatically terminated in September 2002 when Woosch was dissolved. Such dissolution did not affect the amount to be paid under the Compensation Continuation Agreements.

        During the year ended September 30, 2002, the Company paid to each of Messrs. Clark, Maxson and Smith (each a "Consultant") $75,000, $75,000 and $15,000, respectively, pursuant to a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant would be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Effective June 30, 2002, the Consulting Agreements with Messrs. Clark and Smith were terminated, and the Consulting Agreement with Mr. Maxson was amended to provide that the Company was no longer obligated to pay Mr. Maxson his annual consulting fee. Before being terminated or amended, the Consulting Agreements obligated the Company to pay an annual consulting fee of $100,000 to Messrs. Clark and Maxson and $20,000 to Mr. Smith, with all such fees payable monthly. Each Consulting Agreement had an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and could be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement was terminated without cause, because of permanent disability or through an action by the Company that constituted constructive termination, or as a result of a change of control, the Consultant would have received the full consulting fee he would have received through the remainder of the three-year term.

        In addition, each of Messrs. Brutsché, Clark and Maxson was eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to a split-dollar agreement (the "Split-Dollar Agreements") with the Company. As of June 30, 2002, the Company assigned all of its rights and obligations under the Split-Dollar Agreements with each of Messrs. Brutsché, Clark and Maxson, including its obligation to pay future premiums on the Policies and the Company's interest in the collateral assignment of death benefits under the Policies, to the respective directors or their designees. The value of the receivables assigned to Messrs. Brutsché, Clark and Maxson was $395,078,

$517,651 and $408,238, respectively, representing the cash surrender value of the Policies which was less than the Company's reimbursement rights for premiums paid under the Policies. Before being assigned, each Split-Dollar Agreement provided for sharing the costs and benefits of the Policy between the Company and Mr. Brutsché, Mr. Clark or Mr. Maxson, as the case may be. The Company paid the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsché, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimbursed the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company paid the amount of the P.S. 58 Cost to Mr. Brutsché, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifted such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company would be reimbursed for the premiums it had paid under the Policy that was subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilized the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner had the right to designate the beneficiaries of the Policies and could borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeded the amount of premiums owed to the Company. The Owner could cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

Employment Agreements

        As of July 1, 1995, the Company entered into an Employment Agreement (the "Brutsché Employment Agreement") with H. R. Brutsché III, Chairman of the Board and Chief Executive Officer of the Company. The initial term of the Brutsché Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsché thereunder. Pursuant to the Brutsché Employment Agreement, Mr. Brutsché originally received an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. As of June 30, 2002, the Company and Mr. Brutsché entered into an amendment to the Brutsché Employment Agreement, pursuant to which Mr. Brutsché's annual salary was reduced from $507,000 to $375,000. Mr. Brutsché is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsché may be terminated in the event of his death or permanent disability, for cause (as defined in the Brutsché Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsché Employment Agreement). If Mr. Brutsché is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). If Mr. Brutsché is terminated because of his permanent disability, Mr. Brutsché will continue to receive his base salary through the remainder of the five-year term of the Brutsché Employment Agreement, less any disability benefits he receives. If Mr. Brutsché is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsché Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsché his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Brutsché Employment Agreement, Mr. Brutsché is eligible to receive certain other benefits. See "Executive Compensation—Director Compensation."

        As of January 1, 2001, the Company entered into an Executive Employment Agreement (the "Powers Employment Agreement") with T. Clay Powers, President of the Company. As of November 18, 2002, VLPS and Mr. Powers entered in a Separation Agreement and Release pursuant to which Mr. Power's employment with VLPS was terminated, the Powers Employment Agreement was terminated and VLPS paid to Mr. Powers on November 18, 2002 a total of $320,479, which equaled his base salary in effect at the time of termination that was payable through December 31, 2002, plus the full amount of one-year's base salary. The initial term of the Powers Employment Agreement was for one year, with automatic extensions of successive one-year periods unless either the Company or Mr. Powers elected not to renew the term. Pursuant to the Powers Employment Agreement, Mr. Powers received an annual salary of $275,000, subject to annual review by the Compensation Committee, which could increase but not reduce his annual salary, and was eligible to receive an annual bonus in accordance with plans established for management employees of the Company. Mr. Powers was also entitled to receive vacation and employee benefits in accordance with the policies of the Company in effect from time to time. If Mr. Powers was terminated because of his disability or death, the Company was obligated to pay him or his estate his base salary through the end of the term of the Powers Employment Agreement. If Mr. Powers was terminated for cause (as defined in the Powers Employment Agreement) or if Mr. Powers terminated the Powers Employment Agreement without good reason (as defined in the Powers Employment Agreement), the Company was obligated to pay Mr. Powers his accrued and unpaid salary through the date of termination. If Mr. Powers was terminated without cause or upon termination of the Powers Employment Agreement by Mr. Powers following a change of control (as defined in the Powers Employment Agreement) or for good reason, the Company was obligated to continue to pay Mr. Powers his base salary in effect at the time of termination through the remainder of the term and for a one-year, three-year or one-year period, respectively, after the end of the term. If Mr. Powers was terminated without cause or upon termination of the Powers Employment Agreement by Mr. Powers for good reason or following a change of control, the Company was obligated to pay the applicable health insurance premiums for Mr. Powers and his dependents for a period not to exceed the continuation coverage period provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

        As of July 11, 2001, the Company entered into an Executive Employment Agreement (the "Schacherl Employment Agreement") with Robert H. Schacherl, Vice President—Sales and Marketing of VLPS. As of November 18, 2002, the Company assigned the Schacherl Employment Agreement to Genlyte Thomas Group LLC ("Genlyte") pursuant an Asset Purchase Agreement, dated as of November 18, 2002 (the "Asset Purchase Agreement"), by and between the Company, VLPS and Genlyte, and Mr. Schacherl's employment with the Company was terminated. As of November 18, 2002, VLPS and Mr. Schacherl entered into a Release Agreement pursuant to which VLPS paid to Mr. Schacherl his accrued but unpaid salary through November 18, 2002, all amounts to which he was entitled as reimbursement of expenses through November 18, 2002, the cash value for earned but unused vacation that he accrued through November 18, 2002 and $100. The initial term of the Schacherl Employment Agreement was for one year, with automatic extensions of successive one-year periods unless either the Company or Mr. Schacherl elected not to renew the term. Pursuant to the Schacherl Employment Agreement, Mr. Schacherl received an annual salary of $175,000, subject to annual review by the Compensation Committee, which could increase but not reduce his annual salary, and was eligible to receive an annual bonus in accordance with plans established for management employees of the Company. Mr. Schacherl was also entitled to receive vacation and employee benefits in accordance with the policies of the Company in effect from time to time. If Mr. Schacherl was terminated because of his disability or death, the Company was obligated to pay him or his estate his base salary through the end of the term of the Schacherl Employment Agreement. If Mr. Schacherl was terminated for cause (as defined in the Schacherl Employment Agreement) or if Mr. Schacherl terminated the Schacherl Employment Agreement without good reason (as defined in the Schacherl Employment Agreement), the Company was obligated to pay Mr. Schacherl his accrued and unpaid salary through the date of termination. If Mr. Schacherl was terminated without cause or upon termination of the Schacherl Employment Agreement by Mr. Schacherl for good reason, the Company was obligated to continue to pay Mr. Schacherl his base salary in effect at the time of termination through the remainder of the term and for a six-month period after the end of the term.

        As of January 1, 2001, the Company entered into an Executive Employment Agreement (the "Trojan Employment Agreement") with Jerome L. Trojan III, Vice President—Finance and Chief Financial

Officer of the Company. The initial term of the Trojan Employment Agreement was for one year, with automatic extensions of successive one-year periods unless either the Company or Mr. Trojan elects not to renew the term. Pursuant to the Trojan Employment Agreement, Mr. Trojan receives an annual salary of $180,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus in accordance with plans established for management employees of the Company. Mr. Trojan is also entitled to receive vacation and employee benefits in accordance with the policies of the Company in effect from time to time. If Mr. Trojan is terminated because of his death or disability, the Company is obligated to pay him or his estate his base salary through the end of the term of the Trojan Employment Agreement. If Mr. Trojan is terminated for cause (as defined in the Trojan Employment Agreement) or if Mr. Trojan terminates the Trojan Employment Agreement without good reason (as defined in the Trojan Employment Agreement) the Company is obligated to pay Mr. Trojan his accrued and unpaid salary through the date of termination. If Mr. Trojan is terminated without cause or upon termination of the Trojan Employment Agreement by Mr. Trojan following a change of control (as defined in the Trojan Employment Agreement) or for good reason, the Company is obligated to continue to pay Mr. Trojan his base salary in effect at the time of termination through the remainder of the term and for a one-year, two-year or one-year period, respectively, after the end of the term. If Mr. Trojan is terminated without cause or upon termination of the Trojan Employment Agreement by Mr. Trojan for good reason or following a change of control, the Company is obligated to pay the applicable health insurance premiums for Mr. Trojan and his dependents for a period not to exceed the continuation coverage period provided under COBRA.

Amendments to Stock Option Agreements

        Under incentive stock option agreements previously entered into by the Company and Mr. Powers, upon the termination of Mr. Power's employment with the Company for any reason other than death, disability or "cause" (as defined in the option agreement), incentive stock options granted to Mr. Powers would terminate on the earlier of the options' expiration date or three months after his employment with the Company terminated. As of November 18, 2002, the Company and Mr. Powers entered into amendments to these incentive stock option agreements pursuant to which Mr. Powers' employment by Genlyte following the termination of his employment with the Company on November 18, 2002 would not be considered a termination of Mr. Powers' employment for purposes of the option agreements. Accordingly, even though no longer employed by the Company, Mr. Powers may exercise 105,000 incentive stock options held by him at any time prior to September 30, 2006, provided that he is employed by Genlyte or the Company until such date and subject to the remaining provisions of the option agreements.

        Under an incentive stock option agreement previously entered into by the Company and Mr. Schacherl, upon the termination of Mr. Schacherl's employment with the Company for any reason other than death, disability or "cause" (as defined in the option agreement), incentive stock options granted to Mr. Schacherl would terminate on the earlier of the options' expiration date or three months after his employment with the Company terminated. As of November 18, 2002, the Company and Mr. Schacherl entered into an amendment to this incentive stock option agreement pursuant to which Mr. Schacherl's employment by Genlyte following the termination of his employment with the Company on November 18, 2002 would not be considered a termination of Mr. Schacherl's employment for purposes of the option agreement. Accordingly, even though no longer employed by the Company, Mr. Schacherl may exercise 30,000 incentive stock options held by him at any time prior to September 30, 2006, provided that he is employed by Genlyte or the Company until such date and subject to the remaining provisions of the option agreement.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2002, the Compensation Committee of the Board of Directors of the Company consisted of Messrs. Smith, Scott, Tinkle and Rettberg. Messrs. Rettberg, Scott and Tinkle are each independent directors.

        During the year ended September 30, 2002, the Company paid to Mr. Smith $15,000, pursuant to a Consulting Agreement with the Company, dated as of July 1, 1995. The Consulting Agreement with Mr. Smith was terminated, effective June 30, 2002. Before its termination, the Consulting Agreement obligated the Company to pay to Mr. Smith an annual consulting fee of $20,000, payable monthly, in exchange for being available to provide consulting services to the Company. The Consulting Agreement had an initial term of three years with an automatic extension of one year for each completed year of service by Mr. Smith thereunder and could be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If the Consulting Agreement was terminated without cause, because of permanent disability or through an action by the Company that constituted constructive termination, or as a result of a change of control, Mr. Smith would have received the full consulting fee he would have received through the remainder of the three-year term.

        During the year ended September 30, 2002, the Company paid to Mr. Smith $41,750 pursuant to a Deferred Compensation Agreement between the Company and Mr. Smith. The Deferred Compensation Agreement was terminated, effective June 30, 2002. As of July 1, 1995, pursuant to the Deferred Compensation Agreement, the Company agreed to pay Mr. Smith $167,000 annually for six years, payable monthly. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments were due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, the Deferred Compensation Agreement was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which was equal to one-half of the then current monthly payment, and to extend the period during which the payments were due and owing from December 31, 2003 to December 31, 2005. Thus, before its termination, the Deferred Compensation Agreement, as amended, obligated the Company to pay Mr. Smith $41,750 annually from January 1, 2002 to December 31, 2005.

BOARD MEETINGS, COMMITTEES AND ATTENDANCE

        The Board of Directors of the Company met nine times during the fiscal year ended September 30, 2002. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Board of Directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Omnibus Committee.

Executive Committee

        The Executive Committee is composed of Messrs. Clark, Maxson and Brutsché, with Mr. Clark serving as Chairman. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee met eleven times during the fiscal year ended September 30, 2002.

Compensation Committee

        The Compensation Committee is composed of Messrs. Rettberg, Smith, Scott and Tinkle, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the 1997 Omnibus Plan and Annual Incentive Plan, the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met once during the fiscal year ended September 30, 2002.

Omnibus Committee

        The Omnibus Committee is composed of Messrs. Rettberg, Scott and Tinkle, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the 1997 Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans. The Omnibus Committee neither met nor took any action by unanimous written consent during the fiscal year ended September 30, 2002.

Audit Committee

        The Audit Committee is composed of Messrs. Rettberg, Scott and Tinkle, with Mr. Rettberg serving as Chairman. The Audit Committee is responsible for, among other things, (a) reviewing and examining detailed reports of the Company's independent auditors, (b) consulting with internal and independent auditors regarding internal accounting controls, audit results and financial reporting procedures, (c) recommending the engagement and continuation of engagement of the Company's independent auditors and (d) meeting with, and reviewing and considering recommendations of, the independent auditors. Messrs. Rettberg, Scott and Tinkle are each independent members of the Audit Committee. The Audit Committee met three times during the fiscal year ended September 30, 2002. The Audit Committee has adopted a formal written charter.

Report of the Compensation Committee and Omnibus Committee on Executive Compensation

        The principal elements of compensation provided to the executive officers of the Company, including Mr. H. R. Brutsché III, the Chairman of the Board, President and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Annual Incentive Plan if performance exceeds targeted levels. Options granted under the Company's 1997 Omnibus Plan are also utilized as a component of compensation.

        Mr. Brutsché is entitled to receive a minimum annual salary of $375,000 pursuant to the Brutsché Employment Agreement, which was amended effective June 30, 2002, to reduce Mr. Brutsché's annual salary from $507,000 to $375,000. Subject to this minimum, Mr. Brutsché's base salary rate may be increased at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Brutsché was paid $486,247 during the fiscal year ended September 30, 2002 as base salary. In addition, Mr. Brutsché received additional annual compensation of $41,750 pursuant to the terms of the Deferred Compensation Agreement, certain other benefits under the Split-Dollar Agreement, contributions under the ESOP and payment of term life insurance policies on his life. Effective November 2, 1998, the Deferred Compensation Agreement was amended to reduce the monthly payment due thereunder beginning on January 1, 1999 to an amount equal to one-half of the original monthly payment and to extend the period during which the payments are due and owing from July 1, 2001 to December 31, 2003. Effective January 1, 2002, each of the Deferred Compensation Agreements was further amended to reduce the monthly payment due thereunder beginning on January 1, 2002 to approximately $3,479, which is equal to one-half of the then current monthly payment, and to extend the period during which the payments are due and owing from December 31, 2003 to December 31, 2005. Thus, pursuant to the Deferred Compensation Agreement, as amended, the Company was obligated to pay Mr. Brutsché $41,750 annually from January 1, 2002 to December 31, 2005. The Deferred Compensation Agreement was terminated, effective June 30, 2002.

        The Annual Incentive Plan is administered by the Omnibus Committee. Bonus amounts for a year may be granted to eligible employees of the Company based on predetermined targets or in the discretion of the Omnibus Committee, or a combination of both. Bonuses are generally awarded to eligible employees based on a combination of the Company achieving its defined operating income goals and the eligible employee's individual performance.

        The Compensation Committee and Omnibus Committee believe that the Annual Incentive Plan, ESOP and 1997 Omnibus Plan enable the Company to provide total compensation to its management group comparable to rates paid by other companies. The Compensation Committee and Omnibus Committee believe that basing a portion of the compensation of its executives on achievement of defined Company goals and improved stock price performance will properly motivate management and lead to increased profitability.

This report is submitted by the members of the Compensation Committee and Omnibus Committee as of January 28, 2003.

Compensation Committee	Omnibus Committee
John R. Rettberg	John R. Rettberg
William C. Scott	William C. Scott
J. Anthony Smith	J. R. K. Tinkle
J. R. K. Tinkle

Report of the Audit Committee

        The Audit Committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended September 30, 2002. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as amended. Additionally, the Audit Committee has received the written disclosures and a letter from the Company's independent accountants, Deloitte & Touche LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Deloitte & Touche LLP the issue of its independence from the Company. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee as of January 28, 2003.

                      John R. Rettberg
                      William C. Scott
                      J. R. K. Tinkle

        In accordance with the rules and regulations of the Securities and Exchange Commission, the report of the Compensation Committee and Omnibus Committee, the report of the Audit Committee and the stock performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

Stock Performance Graph

        The following graph compares the cumulative total stockholder return of the Common Stock for the period from October 16, 1997, the date of the Company's initial public offering, to September 30, 2002, with the cumulative total return of the Russell 2000 Index and the Standard & Poor's Entertainment Index from September 30, 1997 to September 30, 2002. The graph assumes an investment of $100.00 on October 16, 1997 or September 30, 1997, respectively, and assumes reinvestment of dividends.

COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
AMONG VARI-LITE INTERNATIONAL, INC., THE RUSSELL 2000 INDEX
AND THE S & P MOVIES & ENTERTAINMENT INDEX

*
$100 invested on 10/16/97 in stock or on 9/30/97 in index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

VARI-LITE INTERNATIONAL, INC.

	Cumulative Total Return
	10/16/97	9/98	9/99	9/00	9/01	9/02
VARI-LITE INTERNATIONAL, INC.	100.00	22.92	8.33	10.68	10.42	10.17
RUSSELL 2000	100.00	80.98	96.43	118.98	93.75	85.03
S & P MOVIES & ENTERTAINMENT	100.00	126.91	161.02	222.27	132.36	83.40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the equity securities of the Company to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership in the equity and derivative securities of the Company. Based solely on its review of copies of such reports received or written representations from such officers, directors and persons who own more than ten percent of the equity of the Company, the Company believes that all Section 16(a) filing requirements applicable to such individuals were complied with during the fiscal year ended September 30, 2002.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

        During the fiscal year ended September 30, 2002, certain directors of the Company received deferred compensation and consulting payments. Additionally, certain directors were assigned the Company's rights to receivables related to premiums paid under the Split-Dollar Agreements. See "Executive Compensation—Director Compensation."

PROPOSAL TWO
APPROVAL OF NAME CHANGE

        At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation to change the Company's corporate name to "VLPS Lighting Services International, Inc." If the stockholders approve the name change, then the Company's Board of Directors intends to file a Certificate of Amendment to the Company's Certificate of Incorporation, which will become effective immediately upon acceptance of filing by the Secretary of State of Delaware. The Board of Directors presently intends to file this Certificate of Amendment promptly after the Company's stockholders have approved it.

        On November 18, 2002, the Company entered into the Asset Purchase Agreement with Genlyte, pursuant to which VLPS sold to Genlyte substantially all of the assets of the manufacturing and sales division of VLPS, including the VARI*LITE® trademark and trade name. Under the Asset Purchase Agreement, the Company has until the earlier of June 30, 2003 or the Company's next regularly scheduled annual stockholders meeting to change its name to a name that does not include "Vari-Lite" or any derivation thereof.

        If the name change is approved by the stockholders, it will not affect in any way the validity of currently outstanding shares of Common Stock. Share certificates will continue to represent the same number of shares and remain authentic, and it will not be necessary for the stockholders to surrender share certificates to effect the name change.

        While the Board of Directors has determined that implementation of the name change is in the best interests of the Company and the stockholders, the adoption of the name change may generate some confusion among certain investors, suppliers and customers. In addition, the name change will cause the Company to incur certain costs. The Board of Directors believes, however, that any potential confusion and costs associated with the name change will be minimal and are outweighed by the benefits of the name change and avoiding the consequences of breaching the Company's obligations under the Asset Purchase Agreement.

Required Vote

        The favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposed Certificate of Amendment to the Company's Certificate of Incorporation.

        The Board of Directors recommends a vote FOR the proposal to file a Certificate of Amendment to the Company's Certificate of Incorporation to change the Company's name.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended September 30, 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements included in the Company's Form 10-K for the fiscal year ended September 30, 2002, and the reviews of the Company's financial statements included in the Company's Forms 10-Q for the fiscal year ended September 30, 2002, was $194,200.

Financial Information Systems Design and Implementation Fees

        Deloitte & Touche LLP did not render any professional services to the Company for the fiscal year ended September 30, 2002, with respect to financial information systems design and implementation.

All Other Fees

        The aggregate fees billed to the Company for all services rendered by Deloitte & Touche LLP, other than those services described under the captions, "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2002, was $140,500.

        The Audit Committee of the Board of Directors has considered whether the provision of the services described under the captions, "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte & Touche LLP's status as the Company's independent auditors.

Policies and Procedures Concerning Pre-Approval of Audit and Non-Audit Services

        The Audit Committee has developed certain policies and procedures concerning its pre-approval of Deloitte & Touche LLP to perform audit and non-audit services for the Company. The policies and procedures provide that the Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Deloitte & Touche LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee must consider whether the provision of the permitted non-audit services is compatible with maintaining Deloitte & Touche LLP's status as the Company's independent auditors.

        The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals must be presented to the Audit Committee at its then next scheduled meeting.

        On August 27, 2002, the Audit Committee, by unanimous written consent, approved certain non-audit services, namely the preparation of state and federal income tax returns and general tax consulting services, performed for the Company by Deloitte & Touche LLP during the 2002 fiscal year.

STOCKHOLDERS' PROPOSALS

        Any stockholder who may wish to present a proposal for consideration at the 2004 annual meeting of stockholders must submit the proposal in writing to the Secretary of the Company not later than October 1, 2003. That proposal must comply with Section 8 of Article II of the Company's By-Laws and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the 2004 annual meeting of stockholders to reject any proposal submitted for that meeting after October 1, 2003 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

MISCELLANEOUS

        The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies on such matters will vote the shares of Common Stock represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

        The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

        The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 2002, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

        THE COMPANY HAS PROVIDED WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S 2002 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES A COPY OF THE COMPANY ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002. EXHIBITS TO THE FORM 10-K ARE AVAILABLE UPON REQUEST AT A REASONABLE CHARGE TO COVER THE COMPANY'S COST IN PROVIDING SUCH EXHIBITS OR ON THE INTERNET AT http://www.sec.gov ADDITIONAL COPIES OF THE 2002 ANNUAL REPORT TO STOCKHOLDERS MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST TO CORPORATE SECRETARY, VARI-LITE INTERNATIONAL, INC., 201 REGAL ROW, DALLAS, TEXAS 75247.

                      By Order of the Board of Directors

                      Jerome L. Trojan III
                       Secretary

Dallas, Texas
January 28, 2003

VARI-LITE INTERNATIONAL, INC.

        The undersigned (i) acknowledges receipt of the Notice dated January 30, 2003, of the Annual Meeting of Stockholders of Vari-Lite International, Inc., a Delaware corporation (the "Company"), to be held on March 7, 2003, at 9:00 a.m., local time, at the offices of Gardere Wynne Sewell LLP located at 3000 Thanksgiving Tower, 1601 Elm Street, 30th Floor, Dallas, Texas 75201, and the Proxy Statement in connection therewith; and (ii) appoints H. R. Brutsché III and Jerome L. Trojan III, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned on January 15, 2003, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse side.

        If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

(Continued and to be signed on the reverse side)

^FOLD AND DETACH HERE^

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.	Please mark your votes as indicated in this example	☒
1.	Proposal to elect two Class III directors to serve until the annual meeting of stockholders to be held in 2006 or until their respective successors are elected and qualified.
	FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	Nominees: H. R. Brutsché III J. Anthony Smith
	☐	☐
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

2.
Proposal to approve a Certificate of Amendment to the Company's Certificate of Incorporation changing the Company's name from "Vari-Lite International, Inc." to "VLPS Lighting Services International, Inc."
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	In the discretion of the proxies on any other matters that may properly come before the meeting or any postponements or adjournments thereof.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.
Dated:	, 2003

Signature of Stockholder

Signature of Stockholder

Title, if applicable

^FOLD AND DETACH HERE^

QuickLinks

ACTION TO BE TAKEN AT MEETING
PERSONS MAKING THE SOLICITATION
OUTSTANDING CAPITAL STOCK
QUORUM AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
BOARD MEETINGS, COMMITTEES AND ATTENDANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES
PROPOSAL TWO APPROVAL OF NAME CHANGE
RELATIONSHIP WITH INDEPENDENT AUDITORS
STOCKHOLDERS' PROPOSALS
MISCELLANEOUS
VARI-LITE INTERNATIONAL, INC.